Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Second Quarter Results
– Delivers 3.6% Net Sales Growth –
– Delivers Double-Digit EBT Margin of 10.1% –
●Delivered 1.8% growth in second quarter comparable store sales, driven by a 2.8% increase in transactions and continued market share gains
●Opened seven new DICK'S House of Sport locations during the second quarter
●Reaffirms 2023 comparable store sales outlook in the range of flat to positive 2.0%
●Reported earnings per diluted share of $2.82 compared to $3.25, or $3.68 on a non-GAAP basis, during the prior year quarter
●Revises full year 2023 earnings per diluted share outlook to reflect second quarter results and gross margin expectations for the second half of the year
●Announces business optimization to better align talent, organizational design and spending to support growth opportunities and streamline cost structure

"We are extremely excited about the future of our business. Our newest DICK'S concepts, DICK'S House of Sport and our next generation 50,000 square foot DICK'S store, are yielding powerful results. We haven't seen growth opportunities like these since we went public in the early 2000s."
Ed Stack, Executive Chairman
"We are pleased with our strong sales performance for the second quarter led by robust transaction growth and continued market share gains. Within the quarter, sales accelerated significantly in July, and we remain confident in delivering positive comp sales for 2023. While we posted another double-digit EBT margin, our Q2 profitability was short of our expectations due in large part to the impact of elevated inventory shrink, an increasingly serious issue impacting many retailers. Despite moderating our 2023 EPS outlook, the enthusiasm we have for our business and the confidence we have in our long-term growth opportunities have never been stronger."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, August 22, 2023 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended July 29, 2023.

Second Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	July 29, 2023	July 30, 2022
Net sales	$3,224	$3,112	$111	3.6%
Comparable store sales	1.8%	(5.1)%
Income before income taxes (% of net sales) (2)	10.1%	13.7%	(362) bps
Net income	$244	$319	$(74)	(23)%
Earnings per diluted share	$2.82	$3.25	$(0.43)	(13)%
Non-GAAP earnings per diluted share (3)	$2.82	$3.68	$(0.86)	(23)%

Year-to-Date Operating Results (dollars in millions, except per share data)	26 Weeks Ended		Change (1)
	July 29, 2023	July 30, 2022
Net sales	$6,066	$5,813	$253	4.4%
Comparable store sales	2.6%	(6.6)%
Income before income taxes (% of net sales) (2)	10.8%	13.1%	(228) bps
Net income	$549	$579	$(30)	(5)%
Earnings per diluted share	$6.23	$5.70	$0.53	9%
Non-GAAP earnings per diluted share (3)	$6.23	$6.50	$(0.27)	(4)%

Balance Sheet (in millions)	As of July 29, 2023	As of July 30, 2022	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,902	$1,896	$6	—%
Inventories, net	$2,851	$2,996	$(145)	(5)%
Total debt (4)	$1,483	$1,850	$(368)	(20)%

Capital Allocation (in millions)	26 Weeks Ended		$ Change (1)	% Change (1)
	July 29, 2023	July 30, 2022
Share repurchases (5)	$260	$361	$(101)	(28)%
Dividends paid (6)	$189	$83	$106	128%
Gross capital expenditures	$249	$168	$81	48%
Net capital expenditures (3)	$218	$138	$79	57%
Principal paid in connection with exchange of Convertible Senior Notes (7)	$—	$200	$(200)
Notes
1.Column may not recalculate due to rounding.
2.Also referred to by management as earnings before income taxes margin ("EBT margin").
3.In the fiscal 2023 period, there were no non-GAAP adjustments to reported earnings per diluted share. For additional information for fiscal 2022, see GAAP to non-GAAP reconciliations included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."
4.Fiscal 2022 included debt with a carrying value of $368 million related to the Company's Convertible Senior Notes, which were fully retired as of April 18, 2023. The Company had no outstanding borrowings under its revolving credit facility in 2023 and 2022.
5.During the 26 weeks ended July 29, 2023, the Company repurchased 2.0 million shares of its common stock at an average price of $131.00 per share, for a total cost of $260.4 million under its share repurchase program. The Company has $1.2 billion remaining under its authorization as of July 29, 2023.
6.In the fiscal 2023 and fiscal 2022 periods, the Company declared and paid quarterly dividends of $1.00 per share and $0.4875 per share, respectively.
7.During the first quarter of 2023, the Company retired the remaining $59.1 million of aggregate principal amount outstanding of the Convertible Senior Notes and related bond hedge and warrant transactions for 1.7 million shares of the Company's common stock. Refer to the Company's Form 8-K filed with the SEC on April 24, 2023 for additional information. During the 26 weeks ended July 30, 2022, the Company exchanged $200 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $200 million of cash and 3.5 million shares of the Company's common stock.

Quarterly Dividend
On August 21, 2023, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.00 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on September 29, 2023 to stockholders of record at the close of business on September 15, 2023.

Business Optimization
We are conducting a business optimization of our organization to better align our talent, organizational design and spending in support of our most critical strategies while also streamlining our overall cost structure. As part of our review, we eliminated certain positions primarily at our customer support center on August 21, 2023 for which we expect to incur approximately $20 million of severance expense in the third quarter of 2023. Related cost savings are expected to be largely offset by strategic talent investments over the next twelve months.

While the Company has not committed to specific additional actions at this time, it currently expects the business optimization to be completed during fiscal 2023 and may result in additional one-time charges of $25 million to $50 million.

Full Year 2023 Outlook (53 week year)
The Company's Full Year Outlook for 2023 is presented below and does not include any possible future charges from our business optimization that the Company has not committed to:

Metric	2023 Outlook
Earnings per diluted share
●$11.33 to $12.13
○Includes approximately $0.20 per diluted share for the 53rd week
○Based on approximately 87 million diluted shares outstanding
○Based on an effective tax rate of approximately 21%
●$11.50 to $12.30 on a non-GAAP basis, which eliminates the impact of severance expected to be incurred as part of our business optimization

Comparable store sales	●Flat to positive 2.0% on a 52-week basis
Capital expenditures	●$670 to 720 million on a gross basis ●$550 to 600 million on a net basis

Store Count and Square Footage
The following tables summarize store activity for the periods indicated:

	26 Weeks Ended July 29, 2023				26 Weeks Ended July 30, 2022
	DICK'S Sporting Goods		Specialty Concept Stores (1)	Total (2)	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)
Beginning stores	728		125	853	730	131	861
Q1 New stores	—		—	—	—	1	1
Q2 New stores	—		1	1	1	1	2
Stores acquired (3)	—		12	12	—	—	—
Closed stores	3		3	6	1	3	4
Ending stores	725	(4)	135	860	730	130	860
Relocated stores	10		1	11	3	1	4

Square Footage: (in millions)	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total (3) (6)
Q1 2022	38.7	3.6	42.3
Q2 2022	38.8	3.6	42.4
Q3 2022	38.8	3.9	42.7
Q4 2022	39.2	3.4	42.6
Q1 2023 (5)	39.2	3.4	42.6
Q2 2023 (5)	39.0	3.4	42.4

(1)Includes our Golf Galaxy, Public Lands, Going Going Gone! and other specialty concept stores. As of July 29, 2023, we operated 97 Golf Galaxy stores, 7 Public Lands stores, 16 Going Going Gone! stores, and other specialty concept stores. In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of July 29, 2023, the Company operated 16 combo stores.
(2)Excludes Warehouse Sale store locations that are temporary in nature, which the Company operated 38 and 19 as of July 29, 2023 and July 30, 2022, respectively.
(3)Represents Moosejaw store locations acquired by the Company during the first quarter of fiscal 2023, which average approximately 4,000 square feet per store.
(4)As of July 29, 2023, includes ten DICK'S House of Sport stores, including seven new openings during the second quarter of fiscal 2023, which were converted from prior combo store locations.
(5)Includes square footage from 3 and 13 Field & Stream store closures as of July 29, 2023 and April 29, 2023, respectively, as we plan in the near-term to convert them into DICK’S House of Sport stores, expanded DICK’S Sporting Goods stores, or other specialty concept stores.
(6)Column may not add due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to the Convertible Senior Notes and convertible bond hedge provided a more complete view of the economics of the instruments upon conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance and growth opportunities, including our 2023 outlook for earnings, sales, and capital expenditures; the impact of our business optimization initiatives and the time frame in which we expect to implement our business optimization; share repurchases and dividends.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, including inflationary pressures, the expiration of student loan payment deferments, rising interest rates, and disruption of supply chains, whether due to COVID-19, the conflict in Ukraine or otherwise, and the effectiveness of measures to mitigate such impact on our business; changes in consumer discretionary spending; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in the competitive market and competition amongst retailers, including competition for talent and the level of competitive promotional activity; investments in omni-channel growth or other business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; additional unexpected costs and charges related to our business optimization, failure to achieve the anticipated cost-savings from our business optimization, and a disruption of the business optimization due to changes in the macroeconomic conditions or other risk factors described herein; organized retail crime and our ability to effectively manage inventory shrink; risks relating to vertical brands and new retail concepts; the size of strategic investments and the timing and success of those investments; inventory turnover and supply chain disruptions; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; increasing labor and wage costs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors (including shipping directly or through broadened distribution channels) and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; changes to the corporate tax rates or an imposition of excise tax with respect to share repurchase activity; risks associated with brick and mortar retail store model, including the ability to optimize our store lease portfolio and our distribution and fulfillment network; litigation risks and our ability to protect our trademarks and other intellectual property; our ability to hire and retain quality teammates, including store managers and sales associates; negative reactions from customers, vendors and shareholders regarding

Company policy changes and advocacy efforts related to social and political issues; the loss of key personnel; risks related to our indebtedness; and the issuance of dividends.

For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Facebook, Twitter and Instagram.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	July 29, 2023	% of Sales (1)	July 30, 2022	% of Sales

Net sales	$3,223,643	100.00%	$3,112,419	100.00%
Cost of goods sold, including occupancy and distribution costs	2,114,167	65.58	1,991,037	63.97

GROSS PROFIT	1,109,476	34.42	1,121,382	36.03

Selling, general and administrative expenses	775,590	24.06	657,368	21.12
Pre-opening expenses	22,127	0.69	3,836	0.12

INCOME FROM OPERATIONS	311,759	9.67	460,178	14.79

Interest expense	14,384	0.45	25,494	0.82
Other (income) expense	(28,499)	(0.88)	7,363	0.24

INCOME BEFORE INCOME TAXES	325,874	10.11	427,321	13.73

Provision for income taxes	81,543	2.53	108,819	3.50

NET INCOME	$244,331	7.58%	$318,502	10.23%

EARNINGS PER COMMON SHARE:
Basic	$2.90		$4.21
Diluted	$2.82		$3.25

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$244,331		$318,502
Diluted	$244,331		$326,494

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	84,142		75,610
Diluted	86,783		100,389

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	July 29, 2023	% of Sales	July 30, 2022	% of Sales

Net sales	$6,065,823	100.0%	$5,812,624	100.0%
Cost of goods sold, including occupancy and distribution costs	3,927,731	64.75	3,706,528	63.77

GROSS PROFIT	2,138,092	35.25	2,106,096	36.23

Selling, general and administrative expenses	1,469,494	24.23	1,272,661	21.89
Pre-opening expenses	31,216	0.51	6,736	0.12

INCOME FROM OPERATIONS	637,382	10.51	826,699	14.22

Interest expense	29,427	0.49	51,136	0.88
Other (income) expense	(46,206)	(0.76)	16,385	0.28

INCOME BEFORE INCOME TAXES	654,161	10.78	759,178	13.06

Provision for income taxes	105,181	1.73	180,117	3.10

NET INCOME	$548,980	9.05%	$579,061	9.96%

EARNINGS PER COMMON SHARE:
Basic	$6.57		$7.63
Diluted	$6.23		$5.70

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$548,980		$579,061
Diluted	$549,317		$595,262

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	83,607		75,895
Diluted	88,224		104,509

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	July 29, 2023	July 30, 2022	January 28, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,901,903	$1,895,521	$1,924,386
Accounts receivable, net	139,842	83,151	71,286
Income taxes receivable	13,795	1,277	8,187
Inventories, net	2,851,366	2,995,963	2,830,917
Prepaid expenses and other current assets	115,138	100,761	128,410
Total current assets	5,022,044	5,076,673	4,963,186

Property and equipment, net	1,520,678	1,321,737	1,312,988
Operating lease assets	2,269,101	2,071,084	2,138,366
Intangible assets, net	62,993	85,553	60,364
Goodwill	250,503	245,857	245,857
Deferred income taxes	24,278	55,873	41,189
Other assets	207,767	208,498	230,246
TOTAL ASSETS	$9,357,364	$9,065,275	$8,992,196

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,320,662	$1,489,321	$1,206,066
Accrued expenses	597,740	503,759	508,573
Operating lease liabilities	499,189	482,195	546,755
Income taxes payable	52,699	12,673	29,624
Deferred revenue and other liabilities	305,389	294,003	350,428
Total current liabilities	2,775,679	2,781,951	2,641,446
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior Notes	1,482,794	1,481,886	1,482,336
Convertible Senior Notes	—	368,478	58,271
Long-term operating lease liabilities	2,276,037	2,096,410	2,117,773
Other long-term liabilities	178,493	163,041	167,747
Total long-term liabilities	3,937,324	4,109,815	3,826,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	602	522	585
Class B common stock	236	236	236
Additional paid-in capital	1,419,628	1,384,949	1,416,847
Retained earnings	5,255,787	4,493,516	4,878,404
Accumulated other comprehensive loss	(277)	(85)	(252)
Treasury stock, at cost	(4,031,615)	(3,705,629)	(3,771,197)
Total stockholders' equity	2,644,361	2,173,509	2,524,623
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,357,364	$9,065,275	$8,992,196

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	26 Weeks Ended
	July 29, 2023	July 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$548,980	$579,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	168,900	164,269
Amortization of deferred financing fees and debt discount	1,210	2,601
Deferred income taxes	16,911	8,416
Stock-based compensation	28,006	26,694
Other, net	(1,464)	6,852
Changes in assets and liabilities:
Accounts receivable	(30,311)	(28,971)
Inventories	16,254	(698,354)
Prepaid expenses and other assets	(10,088)	(9,430)
Accounts payable	14,404	189,082
Accrued expenses	14,004	(90,127)
Income taxes payable / receivable	17,671	877
Construction allowances provided by landlords	30,995	29,273
Deferred revenue and other liabilities	(35,648)	(35,280)
Operating lease assets and liabilities	(86,331)	(43,219)
Net cash provided by operating activities	693,493	101,744
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(248,560)	(167,693)
Proceeds from sale of other assets	27,500	14,261
Other investing activities	(47,719)	(17,580)
Net cash used in investing activities	(268,779)	(171,012)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of Convertible Senior Notes	(137)	(200,000)
Payments on finance lease obligations	(401)	(361)
Proceeds from exercise of stock options	13,332	13,997
Minimum tax withholding requirements	(96,992)	(35,147)
Cash paid for treasury stock	(260,438)	(392,882)
Cash dividends paid to stockholders	(189,110)	(82,937)
Increase in bank overdraft	86,574	18,917
Net cash used in financing activities	(447,172)	(678,413)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(25)	(3)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(22,483)	(747,684)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,924,386	2,643,205
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,901,903	$1,895,521

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Earnings Per Share Reconciliation
(in thousands, except per share amounts)

	13 Weeks Ended July 30, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$318,502	$7,992	$326,494	100,389	$3.25
% of Net Sales	10.23%	0.26%	10.49%
Convertible Senior Notes (1)	—	(7,992)	(7,992)	(13,881)
Non-GAAP Basis	$318,502	$—	$318,502	86,508	$3.68
% of Net Sales	10.23%	—%	10.23%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

	26 Weeks Ended July 30, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$579,061	$16,201	$595,262	104,509	$5.70
% of Net Sales	9.96%	0.28%	10.24%
Convertible Senior Notes (1)	—	(16,201)	(16,201)	(15,481)
Non-GAAP Basis	$579,061	$—	$579,061	89,028	$6.50
% of Net Sales	9.96%	—%	9.96%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	July 29, 2023	July 30, 2022
Gross capital expenditures	$(248,560)	$(167,693)
Construction allowances provided by landlords	30,995	29,273
Net capital expenditures	$(217,565)	$(138,420)

Reconciliation of Non-GAAP Net Income and Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	53 Weeks Ended February 3, 2024
	Low End			High End
	Income before income taxes	Net income (2)	Earnings per diluted share	Income before income taxes	Net income (2)	Earnings per diluted share
GAAP Basis	$1,239	$986	$11.33	$1,327	$1,055	$12.13
Business optimization (1)	20	15		20	15
Non-GAAP Basis	$1,259	$1,001	$11.50	$1,347	$1,070	$12.30

(1)Adjustment eliminates the impact of severance incurred as part of our business optimization.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.